Exhibit 99.1

Valuence Merger Corp. I Announces Pricing of $200,000,000 Initial Public Offering

NEW YORK, February 28, 2022 —Valuence Merger Corp. I (the “Company”), a newly incorporated blank check company incorporated as a Cayman Islands exempted company, today announced the pricing of its initial public offering of 20,000,000 units at a price of $10.00 per unit. The units will be listed on the Nasdaq Global Market (“Nasdaq”) and are expected to trade under the ticker symbol “VMCAU” beginning on March 1, 2022. Each unit consists of one Class A ordinary share and one-half of one redeemable warrant of the Company. Each whole warrant entitles the holder to purchase one Class A ordinary share of the Company at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the shares and warrants are expected to be traded on NASDAQ under the symbols “VMCA” and “VMCAW,” respectively. The offering is expected to close on March 3, 2022, subject to customary closing conditions.

SVB Leerink is acting as the sole bookrunning manager for the offering, and Baird is acting as the lead manager for the offering. The Company has granted the underwriters a 45-day option to purchase up to an additional 3,000,000 units at the initial public offering price to cover over-allotments, if any.

A registration statement relating to the securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on February 28, 2022. The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained by contacting SVB Securities LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, Massachusetts 02109, by telephone at 1-800-808-7525, ext. 6105, or by email at syndicate@svbleerink.com, or by visiting EDGAR on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Valuence Merger Corp. I

Valuence Merger Corp. I is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The focus of the team is to identify, merge with, and partner with a business in Asia (excluding China, Hong Kong, and Macau) with a particular focus on breakthrough technology in life sciences and/or sustainable technology. The management team is led by Sung Yoon Woo, Andrew Hyung, Sung Lee, and Gene Cho. The Company expects to collaborate with CrystalBioSciences, a venture capital firm focused on life sciences, Credian Partners, a South Korea-based private equity firm, and Quantum Leaps, a Japan-based consulting firm that was founded by Mr. Nobuyuki Idei, a former Chairman, CEO and President of Sony.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and the anticipated use of the net proceeds thereof and with respect to any business combination or acquisition opportunity. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts:

Sung Yoon Woo

CEO, Valuence Merger Corp. I

(415) 340-0222

Email: IR@valuencecap.com